Exhibit 99.1
REVLON ANNOUNCES COMPLETION OF ELIZABETH ARDEN ACQUISITION

NEW YORK, NY September 7, 2016 (BUSINESS WIRE)—Revlon, Inc. (NYSE: REV) is pleased to announce the successful completion of the Elizabeth Arden acquisition. The transaction creates a global beauty company with a strong portfolio of leading brands, including Revlon, Elizabeth Arden, Revlon ColorSilk, Revlon Professional, and American Crew, along with designer, heritage and celebrity fragrance brands such as: Juicy Couture, John Varvatos, Wildfox Couture, Curve, Elizabeth Taylor, Britney Spears, Christina Aguilera, Giorgio Beverly Hills and Jennifer Aniston.

The combined company will continue to operate with Revlon, Inc. as the parent company, which will continue to be listed on the New York Stock Exchange under the REV ticker symbol.

“The combination of two iconic companies creates a multi-brand, global beauty enterprise and tremendous opportunity for long-term growth and value creation,” said Mr. Fabian Garcia, President and Chief Executive Officer of the newly-combined company. We expect to benefit from greater scale, an expanded global footprint and a significant presence across all major beauty categories and channels. As a combined organization with net sales of approximately $3 billion, this acquisition will help to further accelerate our growth trajectory, position us among the top beauty players and unlock far greater upside than either company would have realized on a stand-alone basis.”

Mr. Garcia continued, “I want to thank Scott Beattie, Chairman and CEO of Elizabeth Arden for his leadership during the transition, and for his role in helping us bring our companies together. Our immediate focus will be to deliver our financial objectives for the remainder of 2016, effectively integrate the two organizations and develop the combined company’s long-term corporate and portfolio strategy that will guide the choices we make and the realization of our full potential.”

On June 16, 2016, Revlon agreed to acquire all of the outstanding shares of Elizabeth Arden for $14.00 per share in cash, representing an enterprise value for Elizabeth Arden of approximately $870 million.  The closing of the transaction follows the approval by Elizabeth Arden’s stockholders in a vote held earlier today. Elizabeth Arden’s common stock ceased trading on the NASDAQ Stock Market, following the market close on September 7, 2016 and will no longer be listed on the NASDAQ Stock Market.  In connection with closing the transaction, Revlon entered into a new $1.8 billion senior secured term loan facility and a new $400 million senior secured asset-based revolving credit facility. In addition, the net proceeds from the previously-completed private offering of $450 million aggregate principal amount of 6.25% senior unsecured notes due 2024 were released from escrow in connection with closing the transaction. Revlon used the funds released from escrow, together with the borrowings under the new credit facilities and cash on hand, to fund the acquisition and terminate and refinance its previously-existing term loan and asset-based revolving credit facilities, as well as all of Elizabeth Arden’s indebtedness.

Revlon will continue to be led by Mr. Fabian Garcia as President and Chief Executive Officer. Mr. Beattie is expected to join the Revlon Board of Directors as non-executive Vice-Chairman, and as an advisor to Mr. Garcia. The interim organization structure will have the rest of Elizabeth Arden’s executive leadership team reporting directly to Mr. Garcia, immediately following the close of the transaction and the balance of the operating structure will continue largely unchanged for the remainder of 2016, in order to ensure delivery of each business’s operating plans.

About Revlon, Inc.
Revlon has developed a long-standing reputation as a color authority and beauty trendsetter in the world of color cosmetics and hair care. Since its breakthrough launch of the first opaque nail enamel in 1932, Revlon has provided consumers with high quality product innovation, performance and sophisticated glamour. In 2016, Revlon acquired the iconic Elizabeth Arden® portfolio of brands, including its leading designer, heritage and celebrity fragrances. Today, Revlon's diversified portfolio of brands is sold in more than 130 countries around the world in most retail distribution channels, including mass, salon and prestige. Revlon ranks among the top 20 global beauty companies, with product offerings in color cosmetics, skincare, hair care and fragrances under brands such as Revlon, Elizabeth Arden, Revlon ColorSilk, Revlon Professional, American Crew, Almay, Cutex, Elizabeth Taylor, Britney Spears, Juicy Couture, Curve, John Varvatos and Christina Aguilera. Please visit http://www.revlon.com for the latest news and information about Revlon and its brands.

Caution Concerning Forward-Looking Statements
Statements made in this press release that are not historical facts, including statements about Revlon’s plans, projected financial results and liquidity, strategies, focus, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made and, except for Revlon’s ongoing obligations under the U.S. federal securities laws, Revlon does not undertake any obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in expectation of results of operations and liquidity, changes in general U.S. or international economic or industry conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after this press release. The forward-looking statements in this press release include, without limitation, Revlon’s beliefs, expectations, focus and/or plans regarding future events, including, without limitation: (i) Revlon’s belief that the combination of two iconic companies creates a multi-brand, global beauty enterprise and tremendous opportunity for long-term growth and value creation; (ii) Revlon’s expectation that it will benefit from greater scale, an expanded global footprint and a significant presence across all major beauty categories and channels and that as a combined organization this acquisition will help to further accelerate Revlon’s growth trajectory, position Revlon among the top beauty players and unlock far greater upside than either company would have realized on a stand-alone basis; (iii) Revlon’s plans to deliver its financial objectives for the remainder of 2016, effectively integrate the two organizations and develop the combined company’s long-term corporate and portfolio strategy that will guide the choices that Revlon makes and the realization of its full potential; and (iv) Revlon’s expectations regarding the benefits to be realized from certain organizational structures and other measures expected to be implemented after the acquisition. Actual results may differ materially from such forward-looking statements for a number of reasons, including as a result of the risks described and other items Revlon’s filings with the SEC, including in Revlon’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC during 2016 (which may be viewed on the SEC’s website at http://www.sec.gov or on Revlon, Inc.’s website at http://www.revloninc.com). Additional important factors that could cause actual results to differ materially from those indicated by forward-looking statements include, without limitation, risks and uncertainties relating to: (i) difficulties or delays with, and/or Revlon’s inability to achieve, long-term growth and/or value creation, for reasons including, among other things, unanticipated circumstances, trends or events affecting the combined company’s financial performance, such as decreased consumer spending in response to weak economic conditions or weakness in the consumption of beauty-related products, lower than expected acceptance of new products, adverse changes in foreign currency exchange rates, decreased sales of products as a result of increased competitive activities and/or decreased performance by third-party suppliers; (ii) difficulties or delays with, and/or Revlon’s inability to achieve, the benefits from the acquisition, including as a result of the significant costs and significant indebtedness that Revlon incurred in connection with consummating the acquisition; (iii) difficulties or delays with, and/or Revlon’s inability to achieve, the benefits from integrating Elizabeth Arden into Revlon’s organization, including the anticipated synergies and cost reductions; and/or (iv) difficulties or delays with, and/or Revlon’s inability to achieve, the benefits from certain organizational structures expected to be implemented after the acquisition, such as due to unanticipated disruptions as a result of transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, business partners or governmental entities. Factors other than those referred to above could also cause Revlon’s results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, Revlon’s website or other websites referenced herein shall not be incorporated by reference into this press release.

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